UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEUROGEN CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, CT 06405

May 1, 2007

To the Stockholders of Neurogen Corporation:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Thursday, June 7, 2007, at 10:00 a.m., local time, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017.

A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 2006 Annual Report to Stockholders.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. We urge you to vote on the internet, or by telephone using the number shown on your proxy card, or to complete, sign, date, and return the enclosed proxy card promptly in the accompanying postage-paid envelope.
________________________________________________________________________________________

To Vote by Internet and to Receive Materials Electronically
Read the Proxy Statement

Go to the website (www.proxyvote.com) that appears on your Proxy Card.
Enter the control number found in the shaded box on the front of your
Proxy Card and follow the simple instructions.

Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Neurogen Corporation, your company.

________________________________________________________________________________________

The deadline for Internet and telephone voting is 11:59 p.m., Eastern Daylight Savings Time, on June 6, 2007. I encourage you to vote via the Internet using the control number that appears on the front of your Proxy Card and to choose to view future mailings electronically rather than receiving them on paper.

Sincerely,

/s/ William H. Koster

William H. Koster President and Chief Executive Officer

NEUROGEN CORPORATION

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Thursday, June 7, 2007, at 10:00 a.m., local time, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017, for the following purposes:

1.
To elect nine directors to the Board of Directors, each to hold office until the 2008 Annual Meeting of Stockholders of the Company and until such director's respective successor shall have been duly elected and qualified.

2.
To amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.025 per share, from the current level of 50,000,000 shares authorized to 75,000,000 shares authorized.

3.
To adopt an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan to include an increase in the number of shares available for issuance under the plan from 4,500,000 shares to 5,250,000 shares.

4.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 2006 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

In accordance with the Company's By-laws, the close of business on April 13, 2007 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

/s/ Jeffrey Dill

Jeffrey Dill Secretary

Branford, Connecticut
May 1, 2007

IMPORTANT

Most stockholders have a choice of voting on the internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the internet, you do not need to return your proxy card.

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, CT 06405

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION

General
The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the "Company" or "Neurogen") for use at the Annual Meeting of Stockholders to be held on June 7, 2007, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen's Annual Report to Stockholders are being mailed to stockholders on or about May 14, 2007.

Record Date and Share Ownership
Stockholders of record on the Company's books at the close of business on April 13, 2007 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 41,858,523 shares of the Company's Common Stock, par value $0.025 per share (the "Common Stock"), were issued and outstanding. For information concerning stock ownership by certain stockholders, see the section on "Security Ownership of Certain Beneficial Owners and Management" that follows.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person who gave the proxy at any time before its use by: (1) delivering to the Company a written notice of revocation prior to the voting of the proxy, (2) submitting a subsequent proxy by internet or telephone or delivering to the Company a duly executed proxy bearing a later date, or (3) if you are a stockholder of record and your shares are held by American Stock Transfer & Trust Company, by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting and Solicitation
Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

If properly completed and received by the Company (whether by mail, telephone or internet) before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made, will be voted on such proposal in accordance with the recommendation of the Board of Directors.

A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum. The approval of the proposals presented at the Annual Meeting, other than the election of directors, will require the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. The directors shall be elected by a plurality of the votes cast at the meeting. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will be counted in determining whether a quorum is present. However, broker non-votes and abstentions are not counted as votes cast and, therefore, will have no effect on the vote total for any proposal.

When a stockholder signs or otherwise electronically or telephonically submits the proxy card, he or she appoints William H. Koster and Stephen R. Davis, or each of them, as his or her representatives at the Annual Meeting. William H. Koster or Stephen R. Davis will vote the shares, as instructed on the proxy card (whether by mail, telephone or internet), at the Annual Meeting. In this manner, the shares will be voted whether or not the stockholder attends the Annual Meeting. Even if the stockholder plans to attend the Annual Meeting, he or she should complete, sign and return or otherwise electronically or telephonically submit the proxy card in advance of the Annual Meeting in the event of a change in plans.

The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by mail and may be supplemented by telephone or personal solicitation by certain of the directors, officers and regular employees of the Company, or at the Company's request, by a professional proxy solicitor. No additional compensation will be paid to directors, officers or regular employees for such services, but if professional proxy solicitors are used, such solicitors will be paid their customary fees by the Company.

Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

Voting via the Internet or by Telephone
Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents.

A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and internet votes of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

Dissenters' Right of Appraisal
Under Delaware law, there are no statutory or contractual rights of appraisal or similar remedies available to stockholders who dissent from any matter to be acted upon at the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nine directors are to be elected to the Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below, all of whom are presently directors of the Company and have served continuously since the month and year indicated opposite each such director's name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director's successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voted for that nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. The nine persons receiving the highest vote totals shall be elected as directors of the Company.

Nominees for the Board of Directors
The names of the nominees for director, their ages as of April 13, 2007 and certain other information about them are set forth below:

Name of Nominees	Age	Principal Occupation	Director Since
Felix J. Baker, Ph.D.	38	Managing Member, Baker Bros. Advisors, LLC	May 1999
Julian C. Baker	40	Managing Member, Baker Bros. Advisors, LLC	May 1999
Eran Broshy	48	Chief Executive Officer and Director of inVentiv Health	July 2003
Stephen R. Davis	46	Executive Vice President and Chief Operating Officer, Neurogen Corporation	September 2001
Stewart Hen	40	Managing Director, Warburg Pincus LLC	April 2004
William H. Koster, Ph.D.	62	President and Chief Executive Officer, Neurogen Corporation	September 2001
Jonathan S. Leff	38	Managing Director, Warburg Pincus LLC	April 2004
Craig Saxton, M.D.	64	Former Executive Vice President, Pfizer Global Research and Development and Vice President, Pfizer Inc	January 2002
John Simon, Ph.D.	64	Managing Director, Allen & Company LLC	May 1989

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company other than Julian C. Baker and Felix J. Baker, who are brothers.

The following information, which has been provided by the Company's director nominees, sets forth each such person's principal occupation, employment and business experience during the past five years, and the period during which such person served as a director of the Company.

Felix J. Baker, Ph.D.
Dr. Felix J. Baker has served as a director of Neurogen Corporation since May 1999. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker's firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker's career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He is also a director of Conjuchem Inc., Seattle Genetics, Inc., and Trimeris, Inc.

Julian C. Baker
Mr. Julian C. Baker has served as a director of Neurogen Corporation since May 1999. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker's firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker's career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, Trimeris, Inc., Genomic Health, Inc., and Theravance, Inc. Mr. Baker holds an A.B. magna cum laude from Harvard University.

Eran Broshy
Mr. Eran Broshy has served as a director of Neurogen since July 2003. Mr. Broshy is Chief Executive Officer and Director of inVentiv Health, a preferred provider of comprehensive marketing and sales solutions for the pharmaceutical and life sciences industries. Mr. Broshy is a widely recognized authority and frequent speaker on strategic issues in pharmaceuticals and healthcare. Prior to joining inVentiv he served as the partner responsible for the healthcare practice of The Boston Consulting Group (BCG) across the Americas. During his fourteen-year tenure at BCG, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations, and academic medical centers, and advised on a range of strategic, organizational and operational issues. Mr. Broshy has also served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy is a graduate of Harvard University (M.B.A.), Stanford University (M.S.), and Massachusetts Institute of Technology (B.S.).

Stephen R. Davis
Mr. Stephen R. Davis has been Executive Vice President of Neurogen since September 2001 and Chief Operating Officer since April 2005. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Stewart Hen
Mr. Stewart Hen has served as a director of Neurogen since April 2004. He joined Warburg Pincus in 2000 and is currently a Managing Director focusing on investments in biotechnology and pharmaceuticals. Prior to joining Warburg Pincus, Mr. Hen was a consultant at McKinsey & Company. Previously, he held positions at Merck & Co., Inc. in both research & development and manufacturing. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in chemical engineering from the Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware. Mr. Hen is a director of Alita Pharmaceuticals, Inc., Allos Therapeutics, Inc., Altus Pharmaceuticals, Inc., Prestwick Pharmacueticals and Rib-X Pharmaceuticals. He also serves on the Health Care & Sciences Group of the New York City Investment Fund.

William H. Koster, Ph.D.
Dr. William H. Koster joined Neurogen as President and Chief Executive Officer in September 2001. Prior to joining Neurogen, Dr. Koster worked for approximately 30 years in drug discovery and development with Bristol-Myers Squibb Company (BMS) and E.R. Squibb & Sons, Inc., which merged with Bristol-Myers in 1989. In his most recent position, Dr. Koster was Bristol-Myers' Senior Vice President for Science and Technology Strategy and Acquisition, heading up the company's external science and technology strategy, scientific intelligence, intellectual property and science policy functions. In addition, he was responsible for leading the research and development acquisition and integration team involved in the agreement to purchase and merge the research and development functions of DuPont Pharmaceutical Company into BMS. Dr. Koster has served as a member of the Keystone Symposia Scientific Advisory Board and the Board of the Robert Wood Johnson Health Care Corporation and currently serves on the National Council for Harvard Medicine. Dr. Koster holds a B.S. degree in chemistry from Colby College and a Ph.D. in organic chemistry from Tufts University.

Jonathan S. Leff
Mr. Jonathan S. Leff has served as director of Neurogen since April 2004 and is a Managing Director at Warburg Pincus, a private equity firm managing approximately $10 billion in private equity assets. He joined Warburg Pincus in 1996 and is responsible for the firm’s North American investment activities in biotechnology, pharmaceuticals, and related industries. He received an A.B. in Government from Harvard College and an M.B.A from the Stanford University Graduate School of Business. Prior to joining Warburg Pincus, he was a consultant at Oliver, Wyman, & Company. Mr. Leff is a director of Alita Pharmaceuticals, Inc., Allos Therapeutics, Inc., Altus Pharmaceuticals, Inc., InterMune, Rib-X Pharmaceuticals, Sunesis Pharmaceuticals and ZymoGenetics.

Craig Saxton, M.D.
Dr. Craig Saxton has served as a director since January 2002 and as Chairman of the Board of Neurogen since December 2004. From 1993 until his retirement in 2001, Dr. Saxton was Vice President of Pfizer Inc and Executive Vice President, Pfizer Global Research and Development at Pfizer's Research and Development headquarters in Groton, Connecticut. He held a variety of executive and research posts at Pfizer over a 25-year span. Dr. Saxton earned his B.S. in Anatomy and his M.D. from Leeds University in the U.K. After internship and residency in Medicine, he was a Research Fellow in Cardiovascular Research at the University of Leeds, and subsequently undertook research in Applied Physiology at the Royal Air Force Institute of Aviation Medicine and Physiology in Farnborough, U.K. Dr. Saxton is on the Scientific Board of the African Medical and Research Foundation in New York, and a member of the American Academy of Pharmaceutical Physicians and the Connecticut Academy of Science and Engineering.

John Simon, Ph.D.
Dr. John Simon has served as a director of Neurogen since May 1989. Mr. Simon has been a Managing Director of the investment banking firm of Allen & Company, LLC since 1972.

The Company's Board of Directors recommends a vote FOR each named nominee for director.

PROPOSAL NO. 2: ADOPTION OF AN AMENDMENT TO NEUROGEN’S RESTATED CERTIFICATE OF INCORPORATION

Neurogen's Restated Certificate of Incorporation currently authorizes the Company to issue up to fifty million (50,000,000) shares of Common Stock (par value $0.025 per share) and up to two million (2,000,000) shares of Preferred Stock (par value $0.025 per share). The Board of Directors has approved the proposal to increase the number of authorized shares of Common Stock from 50,000,000 authorized shares to 75,000,000 authorized shares. The number of shares of Preferred Stock which are authorized for issuance would remain at two million (2,000,000) shares. Accordingly, the Board of Directors has directed that the following resolution to amend the Restated Certificate of Incorporation to that effect be presented to stockholders for consideration and action:

“RESOLVED, to amend paragraph (a) of Article FOURTH of the Restated Certificate of Incorporation of the Company to read as follows:

FOURTH: (a) The total number of shares of stock which the corporation shall have the authority to issue is seventy-seven million (77,000,000) shares, consisting of seventy-five million (75,000,000) shares of Common Stock having a par value of two and one-half cents ($0.025) per share (hereinafter, the “Common Stock”) and two million (2,000,000) shares of Preferred Stock having a par value of two and one-half cents ($0.025) per share (hereinafter, the “Preferred Stock”).”

The Board of Directors believes it is in the best interests of the Company to have additional shares of Common Stock available for issuance to increase the financial flexibility of the Company. Of the 50,000,000 shares of Common Stock currently authorized, 41,858,523 shares were issued and outstanding as of the Record Date, with an additional 3,778,320 shares subject to exercisable stock options. The additional 25,000,000 shares would become part of the existing class of Common Stock and, if and when issued, would have the same rights, privileges and preferences as the shares of Common Stock presently issued and outstanding. Holders of the Common Stock outstanding do not have preemptive rights.

The Company believes it to be necessary and desirable to have additional shares of Common Stock available for future issuance in connection with primary offerings of Common Stock, strategic research and development relationships, acquisitions, employee benefit plans and other general corporate purposes without the necessity of further stockholder action at any special or annual meeting.

The issuance of such additional shares of Common Stock may have the effect of diluting, under certain circumstances, the percentage of stock ownership and voting rights of the present holders of Common Stock. The proposed increase in the number of authorized shares may also have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares to thwart persons, or otherwise dilute the stock ownership of the stockholders, seeking to control the Company. Neurogen has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for such anti-takeover purposes, although the Company could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of Neurogen. As of this date, Neurogen is unaware of any pending or threatened efforts to acquire control of the Company.

Currently, the Company has no plans or arrangements involving the issuance of these additional shares although no assurance can be given that the Company will not develop such plans in the future.

Approval of the above proposal to amend the Restated Certificate of Incorporation requires the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

PROPOSAL NO. 3: ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

The Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005 and June 9, 2006) (the “Plan”) was approved by stockholders on July 16, 2001, and amended by the Board of Directors on September 4, 2001. Stockholders approved amendments to the Plan on July 26, 2004, June 9, 2005 and June 9, 2006.  Pursuant to Section 10 of the Plan, stockholder approval is required for any amendment to the Plan that would increase the total number of shares of the Company’s Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2 of the Plan. The Board has amended the Program, effective upon and subject to approval by the Company’s stockholders, to increase the total number of shares available under the Plan from 4,500,000 to 5,250,000.

The Company’s stockholders are now requested to approve the amendment to the Plan. A copy of the text of the proposed amendment is set forth in Appendix A to this Proxy Statement. The text of the Plan, as amended by the proposed amendment, is set forth in Appendix B to this Proxy Statement.

The following is a summary of the Plan, incorporating the proposed amendment. This summary is qualified in its entirety by reference to the proposed amendment set forth in Appendix A and the text of the Plan as amended by the proposed amendment as set forth in Appendix B. Capitalized terms used in the summary and not otherwise defined in this Proxy Statement shall have the meanings set forth in the Plan.

Purpose
The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to directors, employees and consultants, and to promote the success of the business of the Company and its subsidiaries. As of April 13, 2007, 69,524 shares remained available for future option grants under the Plan, which the Board believes are insufficient for these purposes.

Number of Shares
The maximum number of shares as to which awards may be granted under the Plan may not exceed five million two hundred and fifty thousand (5,250,000) shares; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of restricted shares. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock, and the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by the Board, to reflect certain stock changes, such as stock dividends and stock splits (see "Awards under the Plan-Changes in Capital Structure" below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration
The administration, interpretation and operation of the Plan will be vested in the Compensation Committee of the Board (the "Committee"). The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan. The Committee may also (i) delegate to the Company's President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant stock options or restricted shares to those eligible directors, employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to a director, employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of stock options or restricted shares; provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any subsidiary) intended to be so qualified, from (i) the exemption provided by the Securities and Exchange Commission (the “SEC”) Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto.

Eligibility
Directors, employees and consultants, or those who will become employees or consultants, of the Company and/or its subsidiaries are eligible to receive awards under the Plan. As of the record date, 7 external directors, approximately 161 employees and 5 consultants were eligible to participate in the Plan. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers and directors of the Company.

Awards under the Plan
Introduction. Awards under the Plan may consist of stock options or restricted shares, each of which is described below. All awards shall be evidenced by an award agreement between the Company and the individual grantee or such alternative arrangements as the Committee may determine from time to time. In the discretion of the Committee, an eligible employee may receive awards from one or both of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options. A stock option is an award that entitles an optionee to purchase shares of Common Stock at a price fixed at the time the option is granted. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock. Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Plan.

The exercise price and other terms and conditions of stock options will be determined by the Committee at the time of grant; provided, however, that in the case of incentive stock options the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant. Unless otherwise determined by the Committee (in its sole discretion) at or prior to the time of grant of a stock option, or unless otherwise provided in the award agreement or in the optionee's employment, severance or consulting agreement in respect of any such stock option, the term of each stock option shall be ten years; provided, however, that the term of any incentive stock option granted under the Plan may not exceed ten years. An option under the Plan does not provide an optionee any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option.

Unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time in respect of any stock option, or unless otherwise provided in the award agreement or in the Optionee’s employment, severance or consulting agreement in respect of any such stock option, a stock option shall become exercisable as to its aggregate number of underlying shares of Common Stock, as determined on the date of grant, as follows:

•	20% on the first anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.
•	40% on the second anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.
•	60% on the third anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.
•	80% on the fourth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.
•	100% on the fifth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.

Notwithstanding the foregoing, a stock option shall become 100% exercisable as to its aggregate number of underlying shares of Common Stock upon the death of the optionee, or upon the Optionee’s disability or retirement (as defined in the Plan).

A stock option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary's designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company, or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the optionee for at least six (6) months or (c) any other form of payment acceptable to the Committee.

Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Committee in the relevant award agreement on the date of grant. In the case of any individual participant in the Plan, the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied. Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan. Restricted shares which vest will be reissued as unrestricted shares of Common Stock.

Each participant in the Plan who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Changes in Capital Structure. Stock options and restricted shares granted under the Plan and under any award agreements, the maximum number of shares of Common Stock subject to all stock options and grants of restricted shares, and the maximum number of shares subject to stock options or represented by grants of restricted shares that a participant can receive in any calendar year under the Plan, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to stock options or grants of restricted shares or as otherwise determined by the Committee to be equitable under the circumstances described in the Plan. The Company shall give each participant notice of an adjustment to be made pursuant to a change in capital structure and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Change of Control
If a Change of Control (as defined in the Plan) occurs and outstanding stock options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose employment or consulting relationship with the Company and its subsidiaries is terminated by the Company and its subsidiaries (or any successor(s) thereto) without Cause (as defined in the Plan) prior to the second anniversary of such Change of Control (i) any outstanding stock options then held by such participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and (ii) all restrictions, terms and conditions applicable to all restricted shares then outstanding and held by such participant shall lapse and deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

If a Change of Control occurs and the stock options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then (i) all outstanding stock options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all participants shall be permitted to exercise their stock options immediately prior to or concurrent with the consummation of the Change of Control and (ii) all restrictions, terms and conditions applicable to outstanding restricted shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b) of the Plan, the Committee may, subject to the consummation of the Change of Control, cause all outstanding stock options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected participant shall have the right to exercise his or her outstanding stock options during a period of time determined by the Committee in its sole discretion.

Notwithstanding the above, in the event of a Change of Control, then the Committee may (in its discretion) cancel any or all outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer) or any combination thereof, the value of such stock options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

Amendment, Suspension or Termination of the Plan
Unless earlier terminated by the Board, the Plan shall terminate on June 29, 2011. The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time. However, no amendment shall (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of that participant, or (b) increase the maximum number of shares available for awards under the Plan, or the maximum allowable grants of shares subject to stock options or of restricted shares to any single participant in any calendar year, without majority stockholder approval.

Federal Tax Consequences of Awards of Options
The following is a brief description of the federal income tax consequences generally arising with respect to awards of stock options under the Plan.

The grant of an option gives rise to no tax consequences for the participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an incentive stock option under Section 422 of the Code ("ISO") or a non-qualified option. On exercising an ISO, the participant recognizes no income for regular income tax purposes, but the option spread (that is the difference between the market value and the strike price) is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the shares of Common Stock acquired on exercise of the option over the exercise price.

The disposition of shares of Common Stock acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of shares of Common Stock acquired on exercise of an ISO before the participant has held those shares of Common Stock for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "ISO holding periods"), the participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those shares of Common Stock over the exercise price. On a disposition of Common Stock acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the participant will recognize capital gain or loss equal to the difference between the sales price and the participant's tax basis in the Common Stock. That gain or loss will be long-term if the Common Stock has been held for more than one year as of the date of disposition. The participant's tax basis in the Common Stock generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain "deferred compensation" arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered "deferred compensation" for purposes of Section 409A unless certain requirements are met. The Company expects that options granted under the Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

The Company generally will be entitled to a tax deduction equal to the amount that the participant recognizes as ordinary income in connection with an option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposing of the shares of Common Stock.

Section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1 million paid in any taxable year to the Company's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as "performance-based compensation," however, is excluded from the $1.0 million deductibility cap. The Company intends that options granted to employees, whom the Committee expects to be covered employees at the time a deduction arises in connection with the awards, qualify as "performance-based compensation" so that deductions with respect to options and such other awards will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options under the Plan will qualify as "performance based compensation" so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a Change of Control of the Company, the acceleration of options or other awards held by a participant who is an officer, director or highly-compensated individual with respect to the Company, and any other compensation paid to the participant that is contingent on a Change of Control of the Company and have a present value of at least three times the participant's average annual compensation from the Company over the prior five years (the "average compensation"). In that event, the contingent compensation that exceeds the participant's average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by the Company and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax adviser as to the tax consequences of participation.

Effective Date
The proposed amendment to the Plan will become effective upon stockholder approval.

Approval of Amendments to the Plan
To become effective, the amendment to the Plan must be approved by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accountants, as the independent registered public accountants to audit the financial statements of the Company for the year ending December 31, 2006 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company's annual financial statements for the fiscal years ended December 31, 2000 through 2006.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its discretion may direct the appointment of different independent registered public accountants at any time if the Board or the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2007Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below reflects the number of shares beneficially owned by (a) each director of the Company; (b) each executive officer of the Company named in the Summary Compensation Table; (c) all directors and executive officers as a group; and (d) each person or group known to the Company to own more than 5% of the outstanding shares of Neurogen Common Stock. Unless otherwise noted the information is stated as of April 2, 2007 and the beneficial owners exercise sole voting and/or investment power over the shares. Shares outstanding on April 2, 2007 were 41,807,462.

Neurogen Common Stock

Name and Address of Beneficial Owner	Shares Owned including Options Exercisable within 60 days of April 2, 2007		Right to Acquire Beneficial Ownership under Options Exercisable within 60 days of April 2, 2007	Percent of Common Stock owned
Warburg Pincus	8,571,429			20.5
466 Lexington Avenue
New York, NY 10017
Andrew H. Tisch (1)	947,108			2.3
Daniel R. Tisch(1)	947,108			2.3
James S. Tisch (1)	947,108			2.3
Thomas J. Tisch(1)	1,247,108			3.0
Joan H. Tisch	24,100			.1
Pfizer Inc	2,846,000			6.8
235 East 42nd Street
New York, NY 10017
BlackRock Financial Management, Inc.	2,164,158			5.2
40 East 52nd Street
New York, NY 10022
William H. Koster, Ph.D.	705,438		587,380	1.7
Stephen R. Davis	199,743		138,805	*
Stephen Uden	46,016		43,960	*
Alan J. Hutchison, Ph.D.	224,999	(2)	190,805	*
Bertrand L. Chenard, Ph.D.	143,096		134,815	*
James E. Krause, Ph.D.	190,578	(3)	166,192	*
Felix J. Baker, Ph.D.	5,298,805	(4)	88,535	12.7
Julian C. Baker	5,316,813	(5)	95,035	12.7
Eran Broshy	62,309		62,309	*
Stewart Hen	58,042		58,042	*
Jonathan S. Leff	52,042		52,042	*
Craig Saxton, M.D.	143,121	(6)	118,121	*
John Simon, Ph.D.	143,258		84,754	*
All officers and directors as a group (13 persons)	7,378,682		1,820,795	17.6
______________

Notes:
*	Less than 1% of the outstanding shares of common stock.
(1)	The address of each person is 667 Madison Ave., New York, NY 10021, except for Daniel R. Tisch, whose address is 500 Park Ave., New York, NY 10022.
(2)	Includes 25,000 shares of unvested restricted stock.
(3)	Includes 7,500 shares of unvested restricted stock.
(4)	Includes 5,205,578 shares as to which he has shared voting power and shared dispositive power and 4,692 shares as to which he has sole voting power.
(5)	Includes 5,205,578 shares as to which he has shared voting power and shared dispositive power and 16,200 shares as to which he has sole voting power.
(6)	Includes 25,000 shares of unvested restricted stock.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Committee Charter is designed to ensure that the composition, practices and operations of the Board are structured to effectively represent the Company’s stockholders. The Corporate Governance Committee of the Board recommends and monitors compliance with ethical standards affecting the Company. The Board expects all directors, officers, and employees to act ethically at all times and to adhere to the Neurogen Corporation Code of Business Conduct and Ethics.

Copies of the Neurogen Corporation Corporate Governance Committee Charter and the Neurogen Corporation Code of Business Conduct and Ethics are available on the Company’s website at www.neurogen.com.

Independence of the Board of Directors
Rules promulgated by the National Association of Securities Dealers, Inc. ("NASD") for companies listed on the NASDAQ Stock Market LLC (“NASDAQ”) require that a majority of the members of a listed company's board of directors qualify as "independent," as affirmatively determined by the board of directors. Upon reviewing all relevant transactions or relationships between each director (and his or her family members) and the Company, its senior management and its independent registered public accountants, the Board has affirmatively determined that seven of the Company's nine directors currently serving on the Board are “independent” within the meaning of the applicable NASDAQ rules. William H. Koster, Ph.D., the Company's President and Chief Executive Officer, and Stephen R. Davis, the Company's Executive Vice President and Chief Operating Officer, are not "independent" within the meaning of the NASDAQ rules.

BOARD MEETINGS AND COMMITTEES

Meetings of the Board of Directors
The Board of Directors of the Company held nine meetings during the fiscal year ended December 31, 2006. During the fiscal year ended December 31, 2006, each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Annual Meeting Attendance
Although the Company does not have a formal policy regarding attendance by directors at the Company's annual meeting of stockholders, directors are encouraged to attend annual meetings of Neurogen Corporation stockholders. Eight directors attended the 2006 annual meeting of stockholders.

The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable. As a result, the Company believes that there has not been a need to adopt a formal process for stockholder communications with the Board. However, the Corporate Governance Committee of the Board does consider, from time to time, whether the adoption of a formal process of stockholder communications with the Board has become necessary or appropriate.

Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, a Corporate Governance Committee and a Science Committee. The Board has determined that each member of the Audit, Compensation, and Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and that each member of these Committees is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Board of Directors has determined that all members of the Audit Committee are independent as that term is defined in Rules 4200(a)(15) and 4350(d)(2)(A) of the NASDAQ rules and that Dr. John Simon qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting processes and systems. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A copy of the Neurogen Corporation Audit Committee Charter is available on the Company's website at www.neurogen.com.

Compensation Committee
On behalf of the Board, the Compensation Committee administers the Company's executive compensation program. The Compensation Committee oversees the Company’s executive and employee compensation and stock option policies, reviews benefit programs, supervises the administration and operation of the Company's stock option plans (including the review and approval of equity grants), and determines titles, salaries and other in-kind compensation for the executive officers of the Company, including those for the CEO, COO and the Named Executive Officers (NEOs) discussed below in the Summary Compensation Table.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee has from time to time relied on information and advice obtained from Frederic W. Cook & Co., an independent outside compensation consultant regarding certain matters related to CEO and other executive compensation. The Compensation Committee also uses data from AON Radford's compensation surveys to which the Company subscribes.

The Compensation Committee meets as needed throughout the year. A meeting early in the year generally defines objectives and bonus targets for the year. A meeting near the end of the year generally evaluates performance against objectives for the year. The Compensation Committee invites management to present any relevant information and meets without management. The Compensation Committee reports on its recommendations and findings to the Board of Directors.

The members of the Compensation Committee are Mr. Julian C. Baker (Committee Chairperson), Mr. Stewart Hen, Dr. Craig Saxton (Chairman of the Board), and Dr. John Simon. All members of the Compensation Committee are “independent”, as that term is defined in Rule 4200(a)(15) of the NASDAQ rules. Compensation Committee membership is determined by the Board. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Committee
The Executive Committee has the authority of the Board when it is not in session, but may not (i) approve or recommend to stockholders actions required to be approved by stockholders, (ii) fill vacancies on the Board or any of its committees, (iii) amend the Company’s Restated Certificate of Incorporation, (iv) amend or repeal the Company’s By-laws, (v) approve a plan of merger not requiring stockholder approval, or (vi) authorize or approve a dividend or distribution to stockholders. The primary purpose of the Executive Committee is to be available to act when a full quorum of the Board is not available.

Corporate Governance Committee
The Corporate Governance Committee focuses on the broad range of issues surrounding the composition and operation of the Board by providing assistance in the recruitment and nomination for election of Board candidates, committee selection and rotation practices, leading the Board's periodic evaluation of its performance and overall effectiveness, and recommending corporate governance standards to the Board. All members of the Corporate Governance Committee are “independent”, as that term is defined in Rule 4200(a)(15) of the NASDAQ rules. A copy of the Neurogen Corporation Corporate Governance Committee Charter is available on the Company's website at www.neurogen.com.

The Corporate Governance Committee has not established any specific minimum qualifications for Board membership. Instead, in considering candidates for directorships, the Corporate Governance Committee generally considers all relevant factors, including the candidate's relevant expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate's reputation for personal integrity and ethical standards and the candidate's ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills are also considered. Candidates for directorships are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. Candidates nominated by stockholders are evaluated using the same process as candidates nominated by the Corporate Governance Committee.

Science Committee
The Science Committee consults with the management of the Company regarding scientific, operational and strategic issues.

Committee Membership

The following table identifies committee memberships and chairs: Directors(1)
	Audit Committee	Compensation Committee	Corporate Governance Committee	Executive Committee	Science Committee
Meetings Held	5	3	2	0	1

Felix J. Baker, Ph.D.					M
Julian C. Baker		C	M	C
Eran Broshy	M		C	M
Stewart Hen		M		M	M
Jonathan S. Leff			M
Craig Saxton, M.D., Chairman of the Board	M	M	M	M	C
John Simon, Ph.D.	C, F	M

M = Member, C = Chairman, F = Financial Expert
______________
Notes:
(1)	In addition to the information provided in the table, the independent members of the Board met separately without the two management members on seven occasions in 2006.

Compensation Committee Interlocks and Insider Participation
Mr. Julian Baker, Dr. Craig Saxton, Mr. Stewart Hen and Dr. John Simon, all non-employee directors, constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

NAMED EXECUTIVE OFFICERS

In addition to Dr. William H. Koster and Mr. Stephen R. Davis, who are discussed above under "Proposal No. 1: Election of Directors," the names, ages as of April 13, 2007, and certain other information pertaining to the Named Executive Officers of the Company listed in the Summary Compensation Table and who were appointed by and serve at the discretion of the Board of Directors, are as follows:

Name	Age	Company Position	Officer Since
Bertrand L. Chenard, Ph.D.	51	Senior Vice President, Chemistry and Process Research	January 2005
Alan J. Hutchison, Ph.D.	53	Executive Vice President, Discovery Research	June 1994
James E. Krause, Ph.D.	55	Senior Vice President, Biology	May 2002
Stephen Uden, M.B.	49	Executive Vice President, Head of Research & Development	June 2005

Bertrand L. Chenard, Ph.D.
Dr. Bertrand L. Chenard joined Neurogen as Vice President of Chemistry in 2001 and has been Senior Vice President of Chemistry and Process Research since January 2005. Before joining Neurogen, Dr. Chenard was employed at Pfizer Inc for 15 years, where he was a research advisor and project coordinator. He began his career in DuPont's Central Research Department as a research scientist in exploratory organic chemistry. Dr. Chenard holds a B.A. in Chemistry from Central Connecticut State University and a Ph.D. in organic chemistry from Ohio State University.

Alan J. Hutchison, Ph.D.
Dr. Alan J. Hutchison has been Executive Vice President of Discovery Research since April 2002. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became Vice President of the Company in 1992 and a Senior Vice President in 1997. From 1981 through 1989, Dr. Hutchison was employed by Ciba Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received a B.S. in Chemistry from Stevens Institute of Technology and received a Ph.D. from Harvard University.

James E. Krause, Ph.D.
Dr. James E. Krause joined Neurogen as Vice President of Biochemistry in 1997 and has been Senior Vice President of Biology since July 2001. From 1984 to 1997, Dr. Krause was Professor of Neurobiology and Director of the Medical Scientist Training Program at Washington University School of Medicine in St. Louis. Dr. Krause received a Ph.D. in Biochemistry from the University of Wisconsin.

Stephen Uden, M.B.
Dr. Stephen Uden joined Neurogen in 2005 as Executive Vice President, Head of Research & Development. Prior to joining Neurogen, Dr. Uden was Vice President, Development Site Head for Pfizer Global Research & Development in New London, Connecticut. He began his career with the United Kingdom's National Health Service, practicing internal medicine with a specialty in gastroenterology. He started with Pfizer Inc in 1989 in the United Kingdom before moving to Japan, where he served as Vice President, Head of Clinical Research for Pfizer Japan. In his most recent role as Vice President, Development Site Head in New London, he was a member of the global leadership team for worldwide development and chair of the site research and development leadership team. Dr. Uden holds an M.B. and a B.S. from St. Thomas' Medical School, University of London, is a member of the Royal College of Physicians, and served for 21 years as an officer in the Territorial Army (U.K. reserve military force).

COMPENSATION COMMITTEE REPORT

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2006 are contained in the Compensation Discussion and Analysis that follows this report. The Compensation Committee has reviewed the Compensation Discussion and Analysis with the management representatives responsible for its preparation. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission (the "SEC").

Compensation Committee

Julian Baker Chair

Stewart Hen	Craig Saxton	John Simon

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
We believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The Compensation Committee structures compensation to ensure that a significant portion of compensation opportunity will be directly linked to Company stock performance and other factors that directly and indirectly influence stockholder value.

The Compensation Committee's policies and programs are designed to further the Company's goal of increasing stockholder value by appropriately motivating and retaining executive officers. These policies include the following objectives:

•
Providing a portion of management's compensation in the form of base salaries. The Compensation Committee takes into consideration executive compensation paid by other similar biotechnology companies and individual experience and capabilities.

•	Providing a portion of management's compensation in the form of periodic cash bonus awards for the accomplishment of predetermined corporate and individual goals.
•
Providing equity participation for the purpose of aligning executive officers' longer term interests with those of the stockholders. The size and nature of equity based compensation grants are based primarily upon the Company's performance in meeting its goals.

Total Compensation Objective
Our total compensation program for executives is designed to meet the following objectives:

•	Attract, motivate and retain qualified executives to lead Neurogen in a competitive environment.
•	Align the executive officers with specific goals identified by the Board of Directors by basing a significant percentage of their overall compensation on achievement of corporate and individual goals.
•	Include equity compensation as part of the overall compensation package to align the interests of our executive officers with those of our stockholders.
•	Ensure that executive compensation is comparable based on competitors in the industry and our geographic area.

The proportions of the different elements of the total executive compensation program are chosen based on comparison with others in the industry and the Company’s cost structure. The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to ensure its ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance. Examples of actions that the Committee has taken include:

•	Initiated a practice of holding executive sessions (without Company management present) at Committee meetings;
•	Utilized data from independent compensation surveys and consultants on executive compensation issues;
•	Ensured the transparency of compensation policy and actions;
•	Aligned compensation structures based on targeting competitive pay; and
•	Strengthened the link between CEO annual pay and shareholder value through specific objectives.

Benchmarking
Benchmarking is used with respect to both the individual programs used and compensation levels selected, and the compensation packages as a whole to ensure that they will be effective in attracting and retaining talented executives capable of achieving the Company’s objectives. It is the intent of the Compensation Committee that midpoint salary, target bonus levels and target annual long-term incentive award values are set at levels that are competitive with other companies in the biotech industry based upon annual surveys to which the Company subscribes.

Compensation Committee Process
Compensation paid by the Company to its executive officers is designed to be competitive with compensation paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee reviews independent survey data. Total compensation for the Company's executive officers includes a base salary component and incentive compensation, which may include cash bonuses based on satisfying corporate and individual objectives.

In addition, executive officers are eligible for equity grants, typically in the form of stock options, as an element of their total annual compensation. This component is intended to motivate and retain executive officers to improve long-term stock performance. Stock option and restricted stock awards are granted at the discretion of the Compensation Committee. Generally, stock options vest in equal amounts over four years, have a term of five years from each vesting date and are exercisable at the fair market value of the underlying Common Stock on the date of grant. The Company generally grants stock options to all employees and uses stock options as a bonus vehicle.

On an annual basis, each of the full Board and the Compensation Committee evaluates the performance of management. In many instances the qualitative factors by which the Compensation Committee judges corporate performance necessarily involve a subjective assessment of management’s performance. Toward that end, the Compensation Committee and the full Board establish corporate and personal objectives for the senior management team and assign relative weights to each objective with emphasis on those which create long-term value. At year-end the Compensation Committee, with the input from the full Board, evaluates the performance of management against these predetermined objectives and factors this assessment into its determination of cash bonuses and equity incentive compensation for the Company’s executive officers.

In addition to reviewing executive officers’ compensation against industry surveys, the Committee also considers recommendations from the CEO regarding total compensation for those executives reporting to him. Management provides to the Compensation Committee historical and prospective breakdowns of the three elements comprising our compensation program. Senior management monitors the compensation programs and changes in those of our competitors, and reports any relevant changes to the Compensation Committee. The Compensation Committee reports its decisions regarding compensation for the CEO to the full Board of Directors.

Traditional measures of corporate performance, such as current earnings per share or sales growth, do not, as in the case of most biotechnology companies, readily apply to the Company, which is heavily focused on research and development activities designed to produce future earnings. In determining the compensation of the Company's executives, the Compensation Committee looks to other criteria to measure the Company's progress, including:

•	aaadvancing drug candidates into and through clinical trials designed to determine the commercial potential of the candidates;
•	discovering drug candidates that qualify for pre-clinical development;
•	identifying new drug targets and discovering potential drug leads for these targets;
•	establishing and executing valuable strategic collaborations with pharmaceutical companies; and
•	securing capital sufficient to advance the Company's drug development and discovery programs.

The Compensation Committee believes that management's performance in these areas will directly impact the long-term success of the Company and the growth of stockholder value. In addition to the above criteria, the Compensation Committee considers the extent to which the Company's shares have changed in value. However, the Compensation Committee recognizes that the biotechnology industry is characterized by long product lead times, the iterative trial and error nature of drug development, sporadic availability of capital and highly volatile stock prices, which may be affected by industry and market conditions that are transient in nature and beyond the control of management. Accordingly, the Compensation Committee attempts to appropriately motivate the Company's executives by balancing the consideration of shorter term objectives with longer term strategic goals.

The Company intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business, there is an appropriate balance between the long-term and short-term performance of the Company, and also a balance between Company financial performance and stockholder return. The Compensation Committee believes that the actual total compensation paid to the Named Executive Officers was consistent with Company financial performance and the individual performance of each of the Named Executive Officers, and also believes that the compensation was reasonable in its totality. Compensation summaries for each of the Named Executive Officers were prepared and reviewed by the Compensation Committee in 2006 as part of the evaluation of year-end performance and the determination of annual compensation awards. The Compensation Committee has established a practice of reviewing such summaries on an annual basis.

A description of the objectives of each element of the Company’s executive compensation program is set forth below. The actual amounts paid under each program to each of the Named Executive Officers are found in the Summary Compensation table at the end of this section.

Elements of Compensation

Our Compensation Program
As discussed in greater detail below, total compensation for our Named Executive Officers consists of three primary elements each of which are discussed below:

•	Base Salary;
•	Annual cash incentive awards; and
•	Long-term incentive compensation.

Base Salary
Base salary is an integral component of overall total compensation. The primary purpose of base salary is to recognize an employee’s level of responsibility, immediate contributions, knowledge, skills, experience and abilities. Base salary is also designed to attract top candidates.

The methodology used to determine the base salaries for Named Executive Officers generally is the same as that which is used for all employees in terms of benchmarking against industry surveys and internal equity values based on position and level of responsibilities. We consider the employee’s value to the company, immediate contribution, knowledge, and skill set when looking at the total compensation package of which base salary is a key component in attracting and retaining key employees. The salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance and level of pay compared to industry surveys utilized by the Compensation Committee in benchmarking compensation. Merit increases normally take effect on January 1st of each year.

Annual Cash Incentive Awards
Annual cash incentives are used to reward employees for individual and company performance on an annual basis while ensuring that the Company’s compensation practices remain competitive based on industry surveys. The Company’s cash incentive awards serve to reinforce pay for performance and individual accountability for optimizing operating results throughout the year and driving stockholder value.

Annual incentive awards are determined as a percentage of each Named Executive Officer’s base salary. The target bonus is established through an analysis of compensation for comparable positions in industry surveys and is intended to provide a competitive level of compensation when the Named Executive Officers achieve their performance objectives as approved by the Compensation Committee. The actual bonus award is determined according to each Named Executive Officer's level of achievement against his or her individual financial and strategic performance objectives, along with overall Company performance.  Prorated changes in the annual target bonus levels can occur during the year if there are changes in the officer's salary level that warrant a target change. The actual awards are also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

In 2006, the performance objectives for the Named Executive Officers, along with specific goals for each Named Executive Officer, generally included the following, depending on each Officer's role in the Company:

•	Successful completion of planned clinical studies.
•	Advancement of compounds within research programs to drug candidate status.
•	The identification and advancement of new discovery stage programs.
•	Out-licensing and potential in-licensing of selected programs.

For each Named Executive Officer, their specific objectives are weighted according to the extent to which the officer will be responsible for delivering the results on the objectives.

In assessing performance against the objectives, the Compensation Committee considers actual results against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. The Compensation Committee assesses the level of achievement against each objective, and then determines an overall assessment for each Named Executive Officer. The Compensation Committee's overall assessment also considers the performance achievements relative to stockholder value. The overall assessment for each Named Executive Officer then determines the percent of the target award that will be paid to the officer as the annual incentive for that year.

For 2006, the Compensation Committee considered the following milestones in determining year-end compensation for the Named Executive Officers:  successful completion of a Phase 2 transient insomnia study and the commencement of two additional Phase 2 studies for the Company's lead insomnia drug, NG2-73; advancement into Phase 2 proof-of-concept studies of the Company's lead drug candidate for pain, NGD 8243; advancement into human clinical studies of the Company's lead drug candidate for obesity, NGD 4715; acquisition of Aplindore in an in-licensing transaction; and a successful $40 million financing.

Long-Term Incentive Compensation
The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. Such options also align the interests of our executive officers with those of the stockholders by presenting the executive officers with the opportunity to acquire common stock of the Company.

The Compensation Committee granted stock options to each executive officer in 2006 under the Company's Amended and Restated Neurogen 2001 Stock Option Plan.

Executive officers were awarded incentive and non-qualified stock options with an exercise price equal to the fair market value of Company common stock on the date of grant. Awards are generally issued under the plan, either at time of hire, year-end or at the Board’s discretion. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee considers similar awards to individuals holding comparable positions according to industry surveys, Company performance against the strategic plan, individual performance against the individual's objectives, as well as the allocation of overall option shares attributed to executive officers.

Each Named Executive Officer was awarded the number of stock options shown in the table below entitled “Grants of Plan-Based Awards”. The stock option grants vest ratably on the anniversary of the option grant date. This table shows all options to purchase Company common stock granted to each of the Named Executive Officers in 2006 and the grant date fair value of the options.

Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and other awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. This circumstance has not arisen in the company’s history and the Board believes that any such circumstance would be handled on a case-by-case basis.

Compensation of Named Executive Officers
The following table sets forth information regarding compensation paid to our six most highly compensated executive officers during 2006, including our principal executive officer, our principal operating/financial officer, two other executive vice presidents, and our senior vice presidents. The Summary Compensation Table and the Grants of Plan-Based Awards Table should be viewed together to best understand the short and long-term incentive compensation elements of our program.

For each Named Executive Officer, the amounts shown in each column represent compensation earned or accrued in 2006, whether or not such amounts were actually paid out in 2006.

Summary Compensation Table

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Koster President and Chief Executive Officer	2006	442,571	-	-	199,629	179,020	N/A	16,294	837,514

Stephen R. Davis Executive Vice President and Chief Operating Officer	2006	312,395	-	-	133,086	90,095	N/A	24,920	560,496

Stephen Uden Executive Vice President and Head of Research and Development	2006	338,350	-	-	133,086	102,317	N/A	25,460	599,213

Alan J. Hutchison Executive Vice President, Discovery Research	2006	313,938	-	-	116,450	78,076	N/A	24,920	533,384

Bertrand L. Chenard Senior Vice President, Chemistry and Process Research	2006	255,000	-	-	99,814	55,718	N/A	62,470	473,002

James E. Krause Senior Vice President, Biology	2006	262,953	-	-	99,814	58,770	N/A	24,832	446,369

Charles A. Ritrovato Senior Vice President, Drug Development and Regulatory Affairs(3)	2006	261,620	-	-	-	-	N/A	252,229	513,849
______________

Notes:
(1)	No bonuses were paid to any Named Executive Officer in 2006 except as part of a non-equity incentive plan, as shown in column (g).
(2)	No Restricted Stock Awards were granted in fiscal year 2006.
(3)	Employment terminated on December 31, 2006.
(4)
Represents the compensation expense of stock options for financial reporting purposes for the year ended December 31, 2006 under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 6 to the Company’s consolidated financial statements, as set forth in the Company’s 2006 Form 10-K for the assumptions made in determining FAS 123(R) values. The FAS 123(R) expense calculated as of the grant date is spread over the number of months of service required over which the grant will vest. If the Named Executive Officer is expected to be retirement eligible before the options vest the expense is recorded over the period until the officer is retirement eligible. The FAS 123(R) grant date value of each option was $3.6562 for all options granted to the Named Executive Officers in 2006. There can be no assurance that the FAS 123(R) amount will be realized.

(5)	The amount reported in this column reflects the value of cash incentive bonuses earned in 2006 but paid in 2007 under our 2006 Annual Cash Incentive Plan.
(6)	All Other Compensation, as shown in column (i), is detailed in the table below:

All Other Compensation
The table below sets forth each element comprising each Named Executive Officer’s “All Other Compensation” from the Summary Compensation Table, above.

All Other Compensation

Named Executive Officer	Forgiven Loan ($)	Forgiven interest on Loan ($)	Gross-up of taxes on interest forgiven ($)	Life, Accidental Death and Dismemberment Insurance premiums paid by Company ($)	Medical premiums paid by Company ($)	Dental premiums paid by Company ($)	Severance ($)	Vacation Payout ($)	401(k) Match ($)	Total ($)
William H. Koster	-	-	-	2,430	-	664	-	-	13,200	16,294

Stephen R. Davis	-	-	-	1,890	8,665	1,165	-	-	13,200	24,920

Stephen Uden	-	-	-	2,430	8,665	1,165	-	-	13,200	25,460

Alan J. Hutchison	-	-	-	1,890	8,665	1,165	-	-	13,200	24,920

James E. Krause	-	-	-	1,802	8,665	1,165	-	-	13,200	24,832

Bertrand L. Chenard	45,000(1)	1,455(1)	1,030(1)	1,785	-	-	-	-	13,200	62,470

Charles A. Ritrovato(2)	40,000(1)	1,393(1)	986(1)	1,924	8,665	1,165	179,864	5,032	13,200	252,229
______________
Notes:
(1)	The loan was issued prior to the passage of the Sarbanes-Oxley Act of 2002.
(2)	Employment terminated on December 31, 2006.

Grants of Plan-Based Awards as of December 31, 2006
The following table shows the grants of awards made pursuant to Neurogen Corporation 2001 Stock Option Plan to each Named Executive Officer in 2006.

Grants of Plan-Based Awards as of December 31, 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target(4) ($)	Maximum ($)	Threshold (#)	Target(5) (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William H. Koster	12/15/06	-	221,000	-	-	-	-	-	54,600	5.78	184,294

Stephen R. Davis	12/15/06	-	-	-	-	-	-	-	36,400	5.78	122,867

Stephen Uden	12/15/06	-	118,000	-	-	40,000	-	-	36,400	5.78	122,867

Alan J. Hutchison	12/15/06	-	-	-	-	-	-	-	31,850	5.78	107,511

James E. Krause	12/15/06	-	-	-	-	-	-	-	27,300	5.78	92,151

Bertrand L. Chenard	12/15/06	-	-	-	-	-	-	-	27,300	5.78	92,151

Charles A. Ritrovato(6)		-	-	-	-	-	-	-	-	-	-
______________
Notes:
(1)	Stock options vest in 25% increments beginning on the first anniversary of the grant and on each anniversary thereafter. They expire 5 years from each date of vesting.
(2)	The exercise price is equal to the closing market price of the Company’s Common Stock on the date of grant.
(3)
Column (l) represents the compensation expense of stock options for financial reporting purposes for the year ended December 31, 2006 under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 6 to the Company’s consolidated financial statements, as set forth in the Company’s 2006 Form 10-K for the assumptions made in determining FAS 123(R) values. The FAS 123(R) expense calculated as of the grant date is spread over the number of months of service required over which the grant will vest. If the Named Executive Officer is expected to be retirement eligible before the options vest, the expense is recorded over the period until the officer is retirement eligible. The FAS 123(R) grant date value of each option was $3.6562 for all options granted to the Named Executive Officers in 2006. There can be no assurance that the FAS 123(R) amounts will ever be realized.

(4)
Employment agreements of Dr. William H. Koster and Dr. Stephen Uden provide target awards of 50% and 35%, respectively of base salary as in effect on December 31 of the year before the payments are to be made. The other Named Executive Officers do not have specified target awards, but target awards are determined by the Compensation Committee of the Board of Directors annually. Non-equity incentive awards of up to 150% of base salary may be paid for extraordinary performance and amounts significantly below target may be awarded at the Board’s discretion. Non-equity incentive awards made in 2006 are shown in column (g) of the Summary Compensation Table.

(5)
The employment agreement of Dr. Stephen Uden provides an annual target stock option grant of up to 40,000 options for complete and satisfactory achievement of all Company and individual objectives. The other Named Executive Officers do not have specified target awards in their employment agreements but target awards are determined by the Compensation Committee of the Board of Directors annually.

(6)	Employment terminated on December 31, 2006.

Outstanding Equity Awards at December 31, 2006
The following table shows the number and value of stock options (exercisable and not), and unvested restricted shares, held on December 31, 2006 by the Named Executive Officers.

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Koster	9/4/2001	400,000	-	-	19.39	9/4/2011	-	-	-	-
	5/1/2002	3,750	-	-	17.48	12/31/2007	-	-	-	-
	5/1/2002	3,750	-	-	17.48	12/31/2008	-	-	-	-
	5/1/2002	3,750	-	-	17.48	12/31/2009	-	-	-	-
	5/1/2002	3,750	-	-	17.48	12/31/2010	-	-	-	-
	12/19/2002	15,000	-	-	3.87	12/19/2008	-	-	-	-
	12/19/2002	15,000	-	-	3.87	12/19/2009	-	-	-	-
	12/19/2002	15,000	-	-	3.87	12/19/2010	-	-	-	-
	12/19/2002	15,000	-	-	3.87	12/19/2011	-	-	-	-
	12/15/2003	13,500	-	-	8.79	12/15/2009	-	-	-	-
	12/15/2003	13,500	-	-	8.79	12/15/2010	-	-	-	-
	12/15/2003	13,500	-	-	8.79	12/15/2011	-	-	-	-
	12/15/2003	-	13,500	-	8.79	12/15/2012	-	-	-	-
	12/21/2004	30,000	-	-	9.05	12/21/2010	-	-	-	-
	12/21/2004	30,000	-	-	9.05	12/21/2011	-	-	-	-
	12/21/2004	-	30,000	-	9.05	12/21/2012	-	-	-	-
	12/21/2004	-	30,000	-	9.05	12/21/2013	-	-	-	-
	12/16/2005	11,880	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	11,880	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	11,880	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	11,880	-	7.88	12/16/2014	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Koster	12/15/2006	-	13,650	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	13,650	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	13,650	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	13,650	-	5.78	12/15/2015	-	-	-	-

Stephen R. Davis	12/31/1997	25,000	-	-	13.50	12/31/2007	-	-	-	-
	12/31/1998	15,750	-	-	17.50	12/31/2008	-	-	-	-
	12/19/2002	8,750	-	-	3.87	12/19/2010	-	-	-	-
	12/19/2002	8,750	-	-	3.87	12/19/2011	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2009	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2010	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2011	-	-	-	-
	12/15/2003	-	7,875	-	8.79	12/15/2012	-	-	-	-
	12/21/2004	25,000	-	-	9.05	12/21/2010	-	-	-	-
	12/21/2004	25,000	-	-	9.05	12/21/2011	-	-	-	-
	12/21/2004	-	25,000	-	9.05	12/21/2012	-	-	-	-
	12/21/2004	-	25,000	-	9.05	12/21/2013	-	-	-	-
	12/16/2005	6,930	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2014	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen R. Davis	12/15/2006	-	9,100	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2015	-	-	-	-

Stephen Uden	6/27/2005	40,000	160,000	-	7.00	6/27/2015	-	-	-	-
	12/16/2005	3,960	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	3,960	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	3,960	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	3,960	-	7.88	12/16/2014	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	9,100	-	5.78	12/15/2015	-	-	-	-

Alan J. Hutchison	12/31/1997	50,000	-	-	13.50	12/31/2007	-	-	-	-
	12/31/1998	18,750	-	-	17.50	12/31/2008	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2007	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2008	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2009	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2010	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan J. Hutchison	12/31/2001	3,750	-	-	17.48	12/31/2007	-	-	-	-
	12/31/2001	3,750	-	-	17.48	12/31/2008	-	-	-	-
	12/31/2001	3,750	-	-	17.48	12/31/2009	-	-	-	-
	12/31/2001	3,750	-	-	17.48	12/31/2010	-	-	-	-
	4/22/2002		-	-			25,000	148,750	-	-
	12/19/2002	1,250	-	-	3.87	12/19/2008	-	-	-	-
	12/19/2002	1,250	-	-	3.87	12/19/2009	-	-	-	-
	12/19/2002	1,250	-	-	3.87	12/19/2010	-	-	-	-
	12/19/2002	1,250	-	-	3.87	12/19/2011	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2009	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2010	-	-	-	-
	12/15/2003	7,875	-	-	8.79	12/15/2011	-	-	-	-
	12/15/2003	-	7,875	-	8.79	12/15/2012	-	-	-	-
	5/21/2004	12,500	-	-	9.50	5/21/2010	-	-	-	-
	5/21/2004	12,500	-	-	9.50	5/21/2011	-	-	-	-
	5/21/2004	-	12,500	-	9.50	5/21/2012	-	-	-	-
	5/21/2004	-	12,500	-	9.50	5/21/2013	-	-	-	-
	12/21/2004	7,000	-	-	9.05	12/21/2010	-	-	-	-
	12/21/2004	7,000	-	-	9.05	12/21/2011	-	-	-	-
	12/21/2004	-	7,000	-	9.05	12/21/2012	-	-	-	-
	12/21/2004	-	7,000	-	9.05	12/21/2013	-	-	-	-
	12/16/2005	6,930	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	6,930	-	7.88	12/16/2014	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan J. Hutchison	12/15/2006	-	7,963	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	7,963	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	7,962	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	7,962	-	5.78	12/15/2015	-	-	-	-

James E. Krause	7/1/1997	37,000	-	-	20.13	7/1/2007	-	-	-	-
	12/31/1997	6,002	-	-	13.50	12/31/2007	-	-	-	-
	12/31/1998	7,500	-	-	17.50	12/31/2008	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2007	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/21/2008	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2009	-	-	-	-
	9/4/2001	5,000	-	-	19.39	12/31/2010	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2007	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2008	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2009	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2010	-	-	-	-
	12/19/2002	-	-	-			7,500	44,625	-	-
	12/19/2002	3,750	-	-	3.87	12/19/2008	-	-	-	-
	12/19/2002	3,750	-	-	3.87	12/19/2009	-	-	-	-
	12/19/2002	3,750	-	-	3.87	12/19/2010	-	-	-	-
	12/19/2002	3,750	-	-	3.87	12/19/2011	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James E. Krause	12/15/2003	6,750	-	-	8.79	12/15/2009	-	-	-	-
	12/15/2003	6,750	-	-	8.79	12/15/2010	-	-	-	-
	12/15/2003	6,750	-	-	8.79	12/15/2011	-	-	-	-
	12/15/2003	-	6,750	-	8.79	12/15/2012	-	-	-	-
	5/21/2004	12,500	-	-	9.50	5/21/2010	-	-	-	-
	5/21/2004	12,500	-	-	9.50	5/21/2011	-	-	-	-
	5/21/2004	-	12,500	-	9.50	5/21/2012	-	-	-	-
	5/21/2004	-	12,500	-	9.50	5/21/2013	-	-	-	-
	12/21/2004	6,000	-	-	9.05	12/21/2010	-	-	-	-
	12/21/2004	6,000	-	-	9.05	12/21/2011	-	-	-	-
	12/21/2004	-	6,000	-	9.05	12/21/2012	-	-	-	-
	12/21/2004	-	6,000	-	9.05	12/21/2013	-	-	-	-
	12/16/2005	5,940	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2014	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2015	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bertrand L. Chenard	9/24/2001	40,000	-	-	15.25	9/24/2011	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2007	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2008	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2009	-	-	-	-
	12/31/2001	1,250	-	-	17.48	12/31/2010	-	-	-	-
	12/19/2002	6,250	-	-	3.87	12/19/2008	-	-	-	-
	12/19/2002	6,250	-	-	3.87	12/19/2009	-	-	-	-
	12/19/2002	6,250	-	-	3.87	12/19/2010	-	-	-	-
	12/19/2002	6,250	-	-	3.87	12/19/2011	-	-	-	-
	12/15/2003	5,625	-	-	8.79	12/15/2009	-	-	-	-
	12/15/2003	5,625	-	-	8.79	12/15/2010	-	-	-	-
	12/15/2003	5,625	-	-	8.79	12/15/2011	-	-	-	-
	12/15/2003	-	5,625	-	8.79	12/15/2012	-	-	-	-
	5/21/2004	10,000	-	-	9.50	5/21/2010	-	-	-	-
	5/21/2004	10,000	-	-	9.50	5/21/2011	-	-	-	-
	5/21/2004	-	10,000	-	9.50	5/21/2012	-	-	-	-
	5/21/2004	-	10,000	-	9.05	5/21/2013	-	-	-	-
	12/21/2004	6,000	-	-	9.05	12/21/2010	-	-	-	-
	12/21/2004	6,000	-	-	9.05	12/21/2011	-	-	-	-
	12/21/2004	-	6,000	-	9.05	12/21/2012	-	-	-	-
	12/21/2004	-	6,000	-	9.05	12/21/2013	-	-	-	-

Outstanding Equity Awards at December 31, 2006

		Option Awards					Stock Awards
							Service-Based Equity Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bertrand L. Chenard	12/16/2005	5,940	-	-	7.88	12/16/2011	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2012	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2013	-	-	-	-
	12/16/2005	-	5,940	-	7.88	12/16/2014	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2012	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2013	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2014	-	-	-	-
	12/15/2006	-	6,825	-	5.78	12/15/2015	-	-	-	-

Charles A. Ritrovato(1)	5/1/2002	20,000	-	-	12.00	12/31/2008	-	-	-	-
	5/1/2002	-	-	-	-	-	5,000	29,750	-	-
	12/19/2002	7,000	-	-	3.87	12/19/2008	-	-	-	-
	12/19/2002	3,000	-	-	3.87	6/30/2007	-	-	-	-
	12/15/2003	16,875	-	-	8.79	6/30/2007	-	-	-	-
	5/21/2004	25,000	-	-	9.50	6/30/2007	-	-	-	-
	12/21/2004	18,000	-	-	9.05	6/30/2007	-	-	-	-
______________
Notes:
(1)	Employment terminated on December 31, 2006.

This table provides information regarding outstanding equity awards that have been granted but the ultimate outcomes of which have not yet been realized.

Option Exercises and Stock Vested as of December 31, 2006

The following table shows information concerning the value realized by each Named Executive Officer upon the exercise of stock options and the vesting of restricted shares during 2006.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
William H. Koster	-	-	45,000	259,650
Stephen R. Davis	-	-	25,000	144,250
Stephen Uden	-	-	-	-
Alan J. Hutchison	-	-	45,000	272,250
James E. Krause	-	-	7,500	44,738
Bertrand L. Chenard	-	-	-	-
Charles A. Ritrovato (3)	-	-	5,000	31,750
______________
Notes:
(1)
The value realized upon the exercise of stock options is based on the difference between the exercise price per share paid by the Named Executive Officer and the closing market price of the Company’s Common Stock on the exercise date.

(2)	The value realized upon the vesting of restricted shares is based on the number of shares to be vested and the average of the high and low market price of the Common Stock on the vesting date.
(3)	Employment terminated on December 31, 2006.

Equity Compensation Plan Information

The following table sets forth, for the Company's equity compensation plans, the number of options outstanding under such plans, the weighted-average exercise price of outstanding options, and the number of shares that remain available for issuance under such plans, as of December 31, 2006.

	Total securities to be issued upon exercise of outstanding options		Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	Number	Weighted-average exercise price
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,429,345	$11.91	1,262,877

Equity compensation plans not approved by security holders	13,500	33.38	-

Total	5,442,845	$11.96	1,262,877

Terms and Conditions of Certain Employment and Severance Agreements; Change in Control

Employment Agreements

WILLIAM H. KOSTER, President and Chief Executive Officer
The compensation package for William H. Koster includes a salary paid pursuant to a three year renewable employment agreement between Dr. Koster and the Company effective September 4, 2001. The agreement automatically renews for successive one year terms. Dr. Koster's annual base salary has increased as follows: $408,000 in 2003, $422,280 in 2004, $433,893 in 2005, $442,571 in 2006 and $455,848 effective January 1, 2007. Such increases were, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Koster from competing with the Company for the term of the agreement and for a two year period after termination of his employment. The employment agreement also provides for additional payments to be made to Dr. Koster upon the termination of his employment for any of the following reasons:

•
Termination without cause or for good reason. This includes a material reduction of duties or a reduction of salary. Dr. Koster would receive a lump sum payment in an amount equal to the sum of his annual base salary and two times the mean average annual bonus earned during the employment period; provided that if he has not earned an annual bonus prior to the termination date, the mean average annual bonus shall be treated as $200,000. Stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following his termination would vest and all options would remain exercisable for two years.

•
Death and disability. Dr. Koster or his beneficiaries would receive a pro-rata portion of his average annual bonus. Stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following death or disability would vest.

•
Non-renewal of employment agreement. Dr. Koster would receive a lump sum payment equal to one year's salary and his annual average bonus. If the Company determines not to renew his employment agreement, stock options and restricted stock that would otherwise have vested in the one year period following the non-renewal would vest.

•
Change in control. If following a change in control Dr. Koster is terminated without cause or for good reason, he would receive a lump sum payment equal to three times his annual salary and average bonus. All of Dr. Koster's stock options would vest and restricted stock (subject to a floor of 50%) that would otherwise have vested in the two year period following the termination would vest and all options would remain exercisable for two years. Dr. Koster would also be eligible to receive a tax "gross-up" payment of up to $5,000,000.

STEPHEN R DAVIS, Executive Vice President, and Chief Operating Officer
The compensation package for Stephen R. Davis includes a salary paid pursuant to a two-year renewable employment agreement between Mr. Davis and the Company effective December 1, 1997. The agreement automatically renews every alternate year for an additional two-year term. Under the agreement, Mr. Davis' annual base salary has increased as follows: $287,993 in 2003, $298,073 in 2004, $306,270 in 2005, $312,395 in 2006 and $343,635 effective January 1, 2007. Such increases were, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Davis from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after the termination of his employment. The employment agreement also provides for additional payments to be made to Mr. Davis upon the termination of his employment for any of the following reasons:

•
Termination without cause or for good reason. This includes a material reduction of duties or a reduction of salary. Mr. Davis would receive a lump sum payment equal to one year's salary. Mr. Davis's stock options that would otherwise have vested up to the December 1st immediately following termination would vest.

•
Death and disability. Mr. Davis would continue to receive his salary until he becomes eligible to receive payments under the Company's long-term disability plan. A pro-rata portion of Mr. Davis's stock options that would otherwise have vested up to the December 1st immediately following his death or disability would vest.

•
Non-renewal of employment agreement. Mr. Davis would continue to receive his salary for up to one year. If the Company determines not to renew his employment agreement, Mr. Davis's stock options that otherwise would have vested up to the December 1st immediately following the non-renewal would vest.

STEPHEN UDEN, Executive Vice President, Head of Research & Development
The compensation package for Stephen Uden includes a salary paid pursuant to a one-year renewable employment agreement between Dr. Uden and the Company effective June 26, 2005. The agreement automatically renews for successive one year terms. Under the agreement, Dr. Uden's annual base salary has increased as follows: $335,000 in 2005, $338,350 in 2006, and $348,501 effective January 1, 2007. Such increases were, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Uden from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment. The employment agreement also provides for additional payments to be made to Dr. Uden upon the termination of his employment for any of the following reasons:

•
Termination without cause or for good reason. This includes a material reduction of duties or a reduction of salary. Dr. Uden would receive a lump sum payment equal to one year's salary. Dr. Uden’s stock options and restricted stock that would otherwise have vested in the one year period following termination would vest.

•
Death and disability. Dr. Uden would continue to receive his salary until he becomes eligible to receive payments under the Company's long-term disability plan. A pro-rata portion of Dr. Uden’s stock options that would otherwise have vested up to the June 26th immediately following his death or disability would vest.

•
Non-renewal of employment agreement. Dr. Uden would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Uden’s stock options that would otherwise have vested up to the June 26th immediately following the non-renewal would vest.

 ALAN J. HUTCHISON, Executive Vice President Discovery Research
The compensation package for Alan J. Hutchison includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Hutchison and the Company effective December 1, 1997. The agreement automatically renews every alternate year for an additional two-year term. Under the agreement, Dr. Hutchison's annual base salary has increased as follows: $292,238 in 2003, $299,544 in 2004, $307,782 in 2005, $313,938 in 2006, and $323,356 effective January 1, 2007. Such increases were, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Hutchison from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after the termination of his employment. The employment agreement also provides for additional payments to be made to Dr. Hutchison upon the termination of his employment for any of the following reasons:

•
Termination without cause or for good reason. This includes a material reduction of duties or a reduction of salary. Dr. Hutchison would receive a lump sum payment equal to one year's salary. Dr. Hutchison's stock options that would otherwise have vested up to the December 1st immediately following termination would vest.

•
Death and disability. Dr. Hutchison would continue to receive his salary until he becomes eligible to receive payments under the Company's long-term disability plan. A pro-rata portion of Dr. Hutchison's stock options that would otherwise have vested up to the December 1st immediately following his death or disability would vest.

•
Non-renewal of employment agreement. Dr. Hutchison would continue to receive his salary for up to one year. If the Company determines not to renew his employment agreement, Dr. Hutchison's stock options that otherwise would have vested up to the December 1st immediately following the non-renewal would vest.

Potential Payments upon a Change in Control
The employment agreements with the Company’s President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Executive Vice President and Head of Research and Development and Executive Vice President, Discovery Research contain provisions for severance payable to these executives, including in some cases for circumstances where they may be terminated due to a change in control. In addition, the Company's 2001 Amended and Restated Neurogen Corporation Stock Option Plan provides certain benefits upon a Change in Control. The estimated current values of these severance provisions and benefits are shown in the table below.

Change in control provisions and the corresponding severance compensation in executive employment agreements are designed to achieve the following objectives. In the normal course of business the Company engages in discussions with other organizations regarding possible collaborations or other business combinations that may be in the best long-term interests of its stockholders. Certain of the Company’s executive employment agreements provide for severance compensation if the executive is terminated as result of such combination in order to provide management with incentive for continuity during the transaction and to promote the active consideration of such combinations.

Termination of the executive without cause or for good reason also triggers a severance payment due in part to the non-compete and non-solicitation provisions in these employment agreements. These terms are comparable to those offered by companies in industry surveys and reduce management conflicts of interest where a change of control is in the best interests of the Company’s stockholders.

Change in Control Payment Estimates as of December 29, 2006 (1)

Name	Cash Severance Amount	Accelerated Vesting of Stock Options(5)	Accelerated Vesting of Restricted Stock(5)	Continuation of Health & Welfare Benefits(8)	Total
William H. Koster	$1,815,619(3)	$134,082	$-	$-	$1,949,701(6)

Stephen R. Davis	$312,395(2)	$42,588	$-	$11,720	$366,703

Stephen Uden	$338,350(2)	$6,188	$-	$12,260	$356,798

Alan J. Hutchison	$313,938(2)	$15,815	$148,750	$11,720	$490,223

James E. Krause	$-	$35,841(7)	$44,625(7)	$-	$80,466

Bertrand L. Chenard	$-	$56,641(7)	$-	$-	$56.641

Charles A. Ritrovato(4)	$-	$-	$-	$-	$-
______________
Notes:
(1)	The following general assumptions were made in preparation of the above table:
(a) A change in control occurred on December 29, 2006.
(b) A “Change in Control” is as defined in the 2001 Amended and Restated Neurogen Corporation Stock Option Plan.
(c) The Change in Control resulted in the Named Executive Officers’ termination of employment on December 29, 2006, and the closing market price of the Company’s Common Stock on that date was $5.95.
(2)	Upon termination the Named Executive Officers (excluding Dr. William H. Koster) would have received a lump sum payment in an amount equal to one year’s salary.
(3)	Upon termination, Dr. William H. Koster would have received a lump sum payment equal to the sum of three times his annual salary and average annual bonus.
(4)	Dr. Charles A. Ritrovato's employment terminated on December 31, 2006 and therefore severance amounts are not applicable.
(5)	Upon termination vesting of options and restricted stock would have been accelerated. The December 29, 2006 market value of the Company’s Common Stock was used to determine value.
(6)	Upon termination Dr. William H. Koster would have been eligible to receive an excise tax "gross-up" payment of up to $5,000,000.
(7)
Assumes the Change in Control resulted in the Named Executive Officers’ termination of employment on December 29, 2006, and such stock options and such restricted stock awards would vest under the Amended and Restated Neurogen Corporation 2001 Stock Option Plan.

(8)	The amounts reported in this column for each officer reflect premiums that would be paid by the Company for group health and welfare benefits for twelve months after termination of employment.

Other Benefits
The value of the other benefits discussed below is included in column (g) of the Summary Compensation Table and detailed in the All Other Compensation table. The Company provides the Neurogen Corporation 401(k) Retirement Plan. The Company also provides benefits such as medical, dental and life insurance and disability coverage in a flexible benefits plan, which is provided to each Named Executive Officer as well as all other eligible Company employees. Under the flexible benefits plan, eligible employees, including the Named Executive Officers, have the option of contributing pre-tax dollars into the plan for medical and/or dependent care expenses.

401 (k) Plan
Under the Neurogen Corporation 401(k) Retirement Plan (the “Plan”), which is a tax-qualified retirement savings plan, participating employees may contribute up to 100% of their compensation on a before-tax basis into their Plan account in an amount up to the applicable IRS maximum limit for the year. In addition, under the Plan, the Company matches 100% of all employee contributions up to 6%. The Company’s matching contributions are generally invested exclusively in its Common Stock. However, participants may diversify varying portions of their matching contributions based on their years of service.

The current maximum before-tax contribution limit is $15,500 per year (or $20,500 per year for participants age 50 and over). In addition, no more than $225,000 of an employee’s annual compensation may be taken into account in computing benefits under the Plan.

Medical, Dental, Life Insurance and Disability Insurance
Medical, dental, life insurance and disability coverage are available to all full-time employees through our active employee flexible benefits plan. The Company provides up to three times the amount of an employee’s annual salary or a maximum of $1,000,000, in life insurance coverage and up to a maximum of $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all employees on a Company-wide basis.

Other Paid Time-Off Benefits
The Company provides paid vacation as well as certain paid holidays to all employees, including the Named Executive Officers, and subscribes to industry surveys to use as a benchmark for these benefits.

Director Compensation

We do not pay directors who are also Neurogen Corporation employees any additional compensation for their service as directors. Accordingly, for their service as directors, Dr. Koster and Mr. Davis do not receive any additional compensation.

The Compensation Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board of Directors’ compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities. Directors of the Company are also reimbursed for out-of-pocket travel expenses incurred in connection with their attendance at Board meetings and other activities on behalf of the Company.

The following table lists the compensation structure for chairing and serving on the Board and committees of the Board.

Director Compensation Structure as of December 31, 2006

	Annual Retainer Fees		Annual Option Awards
Chairman of the Board	$100,000	(3)	-	-
Chairman of the Audit Committee	$25,000	(2)(3)	2,500	(4)
Chairman of the Executive, Governance, or Science Committee	$5,000	(3)	2,500	(4)(5)
Member of the Board of Directors	$25,000	(3)	10,000	(1)
Members of Audit, Executive, Governance, Compensation, or Science Committee	-		1,500	(4)(5)
______________
Notes:
(1)	Granted in quarterly increments of 2,500 options.
(2)	Annual maximum of $5,000 to a director if a director chairs more than one committee with the exception of the chair of the Audit Committee, who receives $25,000 annually for that position.
(3)	All annual retainers are paid in quarterly installments.
(4)	Granted annually upon appointment to the committee.
(5)	Annual maximum of 5,000 options to a director for committee service.

All options are granted from the 2000 Non-Employee Directors Stock Option Plan at fair market value of the Company’s Common Stock on the date of grant. Annual grants vest in twelve equal installments over one year and expire 10 years from the date of grant. Committee grants vest in three equal installments over three months and expire 10 years from date of grant.

The following table summarizes the compensation of our directors for the year ended December 31, 2006.

Director Compensation as of December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) (2) (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Felix J. Baker, Ph.D.	25,000	-	44,858	-	-	-	69,858
Julian C. Baker	30,000	-	56,788	-	-	-	86,788
Eran Broshy	27,500	-	56,788	-	-	-	84,288
Stewart Hen	25,000	-	55,084	-	-	-	80,084
Jonathan S. Leff	25,000	-	44,858	-	-	-	69,858
Craig Saxton, M.D.	130,000	-	56,788	-	-	-	186,788
John Simon, Ph.D.	50,000	-	53,380	-	-	-	103,380
______________
Notes:
(1)
Represents the compensation costs for financial reporting purposes for the year ended December 31, 2006 under FAS 123(R). See Note 6 Stock Options and Restricted Stock in the Company’s consolidated financial statements as set forth in the Company’s 2006 Form 10-K, for the assumptions made in determining FAS 123(R) values. There can be no assurance that the FAS 123(R) amounts will ever be realized. The maximum amount of options granted to a single director is 15,000 per year.

(2)
At December 31, 2006, the aggregate number of option awards outstanding was: Dr. Felix J. Baker - 86,035 shares; Mr. Julian C. Baker - 92,535 shares; Mr. Eran Broshy - 59,908 shares; Mr. Stewart Hen - 55,542 shares; Mr. Jonathan S. Leff - 49,542 shares; Dr. Craig Saxton - 143,747 shares and Dr. John. Simon - 82,254 shares.  Dr. Craig Saxton additionally held 25,000 shares of restricted stock at December 31, 2006.

(3)
The FAS 123(R) grant date value was $400,482 for options granted in the year ended December 31, 2006, of which $31,938 was related to the options awarded to Robert Butler, Mark Novitch, and Suzanne Woolsey who did not stand for reelection at the Annual Meeting in June 2006.

Compensation information for our employee directors, Dr. William H. Koster and Mr. Stephen R. Davis, is included in the Summary Compensation Table.

AUDIT COMMITTEE REPORT(1)

Neurogen has a separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, that is comprised of three non-employee directors: Dr. John Simon, Dr. Craig Saxton and Mr. Eran Broshy. Each Audit Committee member qualifies as an “independent” director as defined in NASDAQ Rule 4200(a)(15).

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter, as amended on April 5, 2006, is posted on the Company's web site at www.neurogen.com . In accordance with the written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In this context, management and the Company's independent registered public accountants review with the Audit Committee the Company's annual and quarterly financial results prior to publication as well as the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee conducted its review with management and the Company's independent registered public accountants prior to the publication the Company's financial condition and results of operations for the year ended December 31, 2006. The Audit Committee also has discussed matters required by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380), as may be modified or supplemented, with the Company’s independent registered public accountants. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Company’s independent registered public accountants the independent registered accountant's independence from the Company. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filing with the SEC for the fiscal year ended December 31, 2006.

Audit Committee
John Simon Chairman
Craig Saxton		Eran Broshy

Audit Fees and All Other Fees
The aggregate fees billed for professional services rendered by the Company's independent registered public accountants, PricewaterhouseCoopers LLP for 2006 and 2005 were as follows:

Audit Fees
The aggregate fees for the audit of the Company's annual consolidated financial statements and its internal controls over financial reporting, reviews of the quarterly consolidated financial statements included in Forms 10-Q filed with the SEC, and services provided in connection with regulatory filings were $450,700 and $393,740 for 2006 and 2005, respectively.

Audit-Related Fees
The aggregate fees related to the performance of the audits and reviews of the Company's employee benefit plans and consultation concerning financial accounting and reporting standards were $40,855 and $29,660 for 2006 and 2005, respectively.

Tax Fees
The aggregate fees related to professional services rendered for tax compliance were $44,100 and $72,510 for 2006 and 2005, respectively. The 2006 and 2005 fees included $8,500 and $51,000, respectively for services related to the review of ownership change under section 382 of the tax code.

1This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

All Other Fees
No fees were billed by PricewaterhouseCoopers LLP during 2006 or 2005 other than fees for professional services reported above as audit fees, audit-related fees and tax fees.

The Audit Committee pre-approves audit and other permitted non-audit services provided by Neurogen's independent registered public accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is based on estimated fees and billable services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Neurogen's independent registered public accountants and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accountants in accordance with pre-approval, and the fees for the services performed to such date. In 2006, all of the fees for audit-related and tax fees were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no related party transactions of $120,000 or more.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, directors and certain officers, and beneficial owners of 10% or more of the Company’s Common Stock are required from time to time to file with the SEC reports on Forms 3, 4 or 5 relating principally to holdings of and transactions in the Company’s securities by such persons. Based solely upon a review of such Forms furnished to it during 2006 and thereafter, and any written representations received by it from a director, officer, or beneficial owner of 10% or more of the Company’s Common Stock stating that no Form 4 or 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during 2006.

FORWARD LOOKING STATEMENTS

These Proxy Materials contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate to activities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

OTHER STOCKHOLDER MATTERS

The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

STOCKHOLDERS’ PROPOSALS TO BE PRESENTED AT THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices not later than January 19, 2008, for inclusion in the Proxy Statement and Proxy relating to the 2008 Annual Meeting of Stockholders.  In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than April 3, 2008.

 THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, NEUROGEN CORPORATION, 35 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

Jeffrey Dill
Secretary

May 1, 2007

APPENDIX A

FOURTH AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN COPORATION 2001 STOCK OPTION PLAN

WHEREAS, pursuant to Section 10 of Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005, and June 9, 2006) (the “Plan”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Plan in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendment (the “Amendment”) to the Plan and the presentation of such Amendment to the Company’s stockholders for their approval at the 2007 Annual Meeting scheduled to be held on June 7, 2007;

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Plan shall be amended as follows:
1.	The Plan shall be amended by restating Section 4.2 to read as follows:

4.2	Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and

Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed five million two hundred and fifty thousand (5,250,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

2.	Effective Date. This Fourth Amendment shall become effective immediately upon approval by the Company’s stockholders

A-1

APPENDIX B

AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

(as proposed to be amended and restated)

1. Purpose. The purpose of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004, June 9, 2005, and June 9, 2006) (the “Plan”) is to attract and retain the best available personnel, to provide additional incentive to directors, employees and consultants, and to promote the success of the business of Neurogen Corporation (the “Company”) and its Subsidiaries (as defined below).

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.

2.2 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.3 “Cause” shall mean, for purposes of this Plan, either of the following: (a) if a Participant is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such agreement; or (b) if the Participant is not party to such an agreement, (i) commission of a felony or misdemeanor; (ii) failure to abide by any material Company policy; (iii) gross negligence or willful misconduct in connection with job duties; or (iv) continuing refusal to perform job duties after written notice of such failure and an opportunity to cure such non-performance. In the event that a Participant is party to an employment or consulting agreement with the Company or with any Subsidiary, and such employment or consulting agreement permits the Participant to terminate his or her employment for “good reason” (as defined in such agreement) or under any constructive termination provision permitting the employee to terminate his or her employment and receive severance benefits, then if the Participant terminates his or her employment or consulting relationship with the Company or with any Subsidiary for “good reason” or under any such constructive termination provision, he or she shall be deemed to have been terminated by the Company or its Subsidiary without Cause for purposes of this Plan. Any determination of Cause by the Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

  2.4 “Change of Control” shall, for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding Company benefit plans, becomes the beneficial owner of securities of the Company having more than fifty percent (50%) of the voting power of the Company’s then-outstanding securities; (ii) upon the consummation of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination; (iii) when, within any twelve (12) month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or (iv) when a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through series of transactions) of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.7 “Common Stock” shall mean the common stock, par value $0.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefore.

2.8 “Company” shall mean Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.9 “Disability” shall mean disability as defined in the Participant’s then-effective employment or consulting agreement. If the participant is not then a party to an effective employment or consulting agreement with the Company which defines disability, “Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.11 “Fair Market Value” shall mean, on or with respect to any given date(s), the closing price for the Common Stock, as reported on the NASDAQ Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day (or days) on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee.

2.12 “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.14 “Participant” shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option or a grant of Restricted Shares under the Plan.

2.15 “Plan” shall mean the Neurogen Corporation 2001 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.17 “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

2.18 “SEC” shall mean the Securities and Exchange Commission, or any successor governmental agency.

2.19 “SEC Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.20 “Stock Option” shall mean an award granted to a Participant pursuant to the provisions of Section 6 of the Plan.

2.21 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) granting Stock Options and making grants of Restricted Shares in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options and upon grants of Restricted Shares as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee may (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant Stock Options or Restricted Shares to those eligible directors, employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of Stock Options or Restricted Shares: provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any Subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options and Restricted Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or with any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, by the Company’s Certificate of Incorporation, as amended, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on June 29, 2011, except with respect to Stock Options and grants of Restricted Shares then outstanding. After such date no further Stock Options or Restricted Shares shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed five million two hundred and fifty thousand (5,250,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5. Eligibility. Individuals eligible for Stock Options and grants of Restricted Shares under the Plan shall be determined by the Committee in its sole discretion and shall be limited to members of the Board (“directors”) and employees of and consultants to the Company and its Subsidiaries, and persons who may become such directors, employees or consultants.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as “Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, the term of each Stock Option shall be ten (10) years; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months or (c) any other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than five hundred thousand (500,000) shares of Common Stock under the Plan.

6.7 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•
twenty percent (20%) on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
forty percent (40%) on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
sixty percent (60%) on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•
eighty percent (80%) on the fourth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries; and

•
one hundred percent (100%) on the fifth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.7, unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Stock Option, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

7. Restricted Shares.

7.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF NEUROGEN CORPORATION, BRANFORD, CT. NEUROGEN CORPORATION WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. NEUROGEN CORPORATION RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.2 Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3 Restriction Period. In accordance with the provisions of Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee in its sole discretion (subject to the provisions of Section 10.2 of the Plan) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.6 Maximum Grant. During any calendar year, no Participant may receive grants of Restricted Shares awarding more than two hundred fifty thousand (250,000) shares of Common Stock under the Plan.

8. Non-transferability. Unless otherwise provided in a Participant’s Award Agreement, no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by a Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Plan, shall be null and void and without legal force or effect. Unless otherwise provided in a Participant’s Award Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9. Changes in Capitalization and Other Matters.

9.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options or Restricted Shares granted hereunder or thereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2 Changes in Capital Structure. Stock Options and Restricted Shares granted under the Plan and under any Award Agreements evidencing such Stock Options or Restricted Shares, the maximum number of shares of Common Stock subject to all Stock Options and grants of Restricted Shares stated in Section 4.2, and the maximum number of shares subject to Stock Options or represented by grants of Restricted Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or grants of Restricted Shares or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or Restricted Shares or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, in either case where such adjustment shall substantially preserve the value, rights and benefits of any affected Stock Options or Restricted Shares. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.3 Change of Control.

(a) If a Change of Control occurs and outstanding Stock Options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose membership on the Board, employment or consulting relationship with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

(i) any outstanding Stock Options then held by such Participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(b) If a Change of Control occurs and the Stock Options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then

    (i) all outstanding Stock Options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all Participants shall be permitted to exercise their Stock Options immediately prior to or concurrent with the consummation of the Change of Control, and

(ii) all restrictions, terms and conditions applicable to outstanding Restricted Shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

(c) To the extent that the implementation of the terms of (a) or (b) above causes an Incentive Stock Option to exceed the dollar limitation set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(d) Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b), the Committee may, subject to the consummation of the Change of Control, cause all outstanding Stock Options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected Participant shall have the right to exercise his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may, in its discretion, cancel any or all outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

10. Amendment, Suspension and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that without majority stockholder approval no such amendment may (i) increase the number of shares of Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options or grants of Restricted Shares, without the consent of such Participant.

10.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option or grant of Restricted Shares in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option or grant of Restricted Shares without the consent of such Participant. Notwithstanding anything to the contrary in this Section 10.2, no Stock Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with Section 9.2 herein, a change in the capital structure of the Company), if the effect would be to reduce the exercise price for the shares underlying such Stock Option.

11. Termination of Employment or Services.

11.1 In General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion) or (b) in the Participant’s then-effective employment, severance or consulting agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment or consulting agreement.

11.2 Stock Options. Except as otherwise provided in the relevant Award Agreement or in a Participant’s employment, severance or consulting agreement in respect of such Stock Options, and subject to any determination of the Committee pursuant to the provisions of Section 6.7 of the Plan, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director terminates for any reason, then (i) any then-unexercisable Stock Options shall be forfeited by the Participant and canceled by the Company, and (ii) such Participant’s rights, if any, to exercise any then-exercisable Stock Options, if any, shall terminate six (6) months after the later of the date of such termination or the last day on which services were performed (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan; provided, however, that if such termination or cessation of service is due to death, Disability or Retirement, the exercise period for any exercisable Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan). Notwithstanding the above, the Committee, in its sole discretion, may determine that any such Participant’s Stock Options may, to the extent exercisable immediately prior to any termination of employment or cessation of services, remain exercisable for an additional period of time after any period set forth above expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option.

11.3 Restricted Shares. Subject to the provisions of Section 9.3 herein, if a Participant’s employment with or performance of services for the Company and its Subsidiaries including services as a director  terminates for any reason (other than due to death, Disability or Retirement) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be canceled and the Participant (or such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11.3, the Committee, in its sole discretion, may determine that all or a portion of any such Participant’s Restricted Shares shall not be so canceled and forfeited. If the Participant’s employment or performance of services terminates due to death, Disability or Retirement, the Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall become one hundred percent (100%) vested in any such Participant’s Restricted Shares as of the date of any such termination.

11.4 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations under the Plan, as it deems appropriate, in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has been terminated by the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have been terminated as a result of such transfers.

12. Miscellaneous.

12.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or the vesting of any Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

12.2 No Right to Continued Relationship. Neither the adoption of the Plan, the granting of any Stock Option or Restricted Shares, nor the execution of an  Award Agreement, shall confer on any Participant any right to continued membership on the Board,  employment or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, the Board, the Company or any Subsidiary to remove a Director from the Board or  terminate the employment or consulting relationship of any Participant at any time for any reason, even if such  removal or termination adversely affects such Participant’s Stock Options or grants of Restricted Shares.

12.3 Listing, Registration and Other Legal Compliance. No Stock Options, Restricted Shares or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option or Restricted Shares or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option or grant of Restricted Shares, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.

12.5 Designation of Beneficiary. Each Participant to whom a Stock Option or Restricted Share has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

12.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

        12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any awards granted under the Plan shall be null and void and of no force and effect.

Annual Meeting Proxy Card

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, Connecticut 06405

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes William H. Koster and Stephen R. Davis, or each of them, with all powers of substitution and revocation as attorneys and proxies to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Neurogen Corporation held of record by the undersigned on April 13, 2007, at the 2007 Annual Meeting of Stockholders of Neurogen Corporation, which is being held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017, on Thursday, June 7, 2007 at 10:00 a.m., local time, and at any postponements or adjournments of that meeting, and, in their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, “FOR” THE ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR NEUROGEN CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

 (Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Neurogen Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Please vote, sign, date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.

To vote, mark blocks below in blue or black ink as follows:
Vote on Directors
			For All	Withhold All	For All Except
1.	Election of the following nominees to the Board of Directors:		[ ]	[ ]	[ ]
	1.	Felix J. Baker
	2.	Julian C. Baker
	3.	Eran Broshy
	4.	Stephen R. Davis
	5.	Stewart Hen
	6.	William H. Koster
	7.	Jonathan S. Leff
	8.	Craig Saxton
	9.	John Simon

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

Vote on Proposals
			For	Against	Abstain
2.
To adopt an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.025 per share, from the current level of 50,000,000 shares authorized to 75,000,000 shares authorized.
			[ ]	[ ]	[ ]

3.
To adopt an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan to increase the number of shares available for issuance under the plan from 4,500,000 shares to 5,250,000 shares.
			[ ]	[ ]	[ ]

4.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2007.		[ ]	[ ]	[ ]

5.	In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	[ ]

	Yes	No
Please indicate if you plan to attend this meeting.	[ ]	[ ]

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household.	[ ]	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date